Exhibit 99.1

TransDigm Announces Potential Refinancing of a Portion of Its Senior Secured Term Loans

Cleveland, Ohio, January 10, 2017/PRNewswire / -- TransDigm Group Incorporated (NYSE: TDG) today announced a potential refinancing of a portion of its senior secured term loans to modestly reduce interest expense and extend maturities. In connection with the refinancing, TransDigm will make a presentation to its lenders on Wednesday, January 11, 2017. Additional information will be available via Credit Suisse Securities (USA) LLC.

About TransDigm
TransDigm Group Incorporated, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Contact:
Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com